                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SONOCO PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [SONOCO LOGO]

                            SONOCO PRODUCTS COMPANY

                              POST OFFICE BOX 160
                              NORTH SECOND STREET
                  HARTSVILLE, SOUTH CAROLINA 29551-0160 U.S.A.

                                                                  March 13, 1998

TO OUR SHAREHOLDERS:

     As a shareholder of Sonoco Products Company, you are cordially invited to attend the Annual Shareholders' Meeting to be held at the Center Theater, 212 North Fifth Street, Hartsville, South Carolina, on Wednesday, April 15, 1998, at 11:00 A.M.

     The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement cover the details of matters to be presented at the meeting which consist of the election of directors and approval of the selection of independent auditors.

     In addition to action to be taken on the matters listed in the Notice of Annual Meeting of Shareholders, the Company's progress will be discussed, and attendees will be given an opportunity to ask questions of general interest to all shareholders.

     A copy of the 1997 Annual Report, which reviews the Company's past year's events, is enclosed unless you have signed a statement indicating that you have access to another copy at your address.

     Whether or not you plan to attend the meeting, you are urged to participate by completing and returning your proxy in the enclosed business reply envelope. If you are a record shareholder and later find you can be present or for any reason desire to revoke your proxy, you can do so at any time before the voting. Your vote is important and will be greatly appreciated.

                                     /s/ Charles W. Coker

                                     Charles W. Coker
                                     Chairman and Chief Executive Officer

                            SONOCO PRODUCTS COMPANY

                              POST OFFICE BOX 160
                              NORTH SECOND STREET
                     HARTSVILLE, SOUTH CAROLINA 29551-0160

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME.................................  11:00 A.M. on Wednesday, April 15, 1998.

PLACE................................  The Center Theater, 212 North Fifth Street, Hartsville,
                                       South Carolina.

PURPOSES.............................  (1) To elect six members of the Board of Directors, five to serve for the next three years and one to serve for the next two years.
                                       (2) To approve the selection of independent auditors.
                                       (3) To transact such other business as may properly come
                                           before the meeting or any adjournment thereof.

RECORD DATE..........................  Holders of Common Stock of record at the close of business
                                       February 27, 1998, are entitled to notice of and to vote at the meeting.

ANNUAL REPORT........................  The 1997 Annual Report of the Company is enclosed unless you have signed a statement indicating that you have access to another copy at your address.

PROXY VOTING.........................  It is important that your shares be represented and voted at the meeting. Please MARK, SIGN, DATE, and RETURN PROMPTLY
                                       the enclosed proxy card in the envelope furnished. Any proxy so given can be revoked in the manner described in the
                                       accompanying Proxy Statement at any time prior to its
                                       exercise at the meeting.

                                          By order of the Board of Directors,

                                          Charles J. Hupfer
                                          Secretary

March 13, 1998

                            SONOCO PRODUCTS COMPANY

                              POST OFFICE BOX 160
                              NORTH SECOND STREET
                     HARTSVILLE, SOUTH CAROLINA 29551-0160

                                PROXY STATEMENT

                              GENERAL INFORMATION

INFORMATION CONCERNING THE SOLICITATION

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders ("Annual Meeting") of Sonoco Products Company (the "Company"), a South Carolina corporation, to be held on April 15, 1998.

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

     The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expense of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail; however, certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts by telephone, telefacsimile, e-mail, or by personal calls to obtain proxies.

     The proxy materials are being mailed on March 13, 1998, to shareholders of record at the close of business on February 27, 1998.

     Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is voted. The proxy can be revoked by a shareholder of record by giving notice of revocation at the Annual Meeting, or by delivery to the Secretary of the Company, Post Office Box 160, Hartsville, South Carolina, 29551-0160, of an instrument which by its terms revokes the proxy, or by delivery to the Secretary of a duly executed proxy bearing a later date. Any record shareholder who desires to do so can attend the meeting and vote in person in which case the proxy will not be used.

     Shares represented by all properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting or any adjournment thereof. With respect to the election of directors and to any of the proposals for which a choice is provided, the proxy will be voted in the manner directed by the shareholder. If no direction is made, the proxy will be voted FOR the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors and FOR approval of selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998. As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons holding the proxy, but the Board of Directors presently does not know of any other such business.

OUTSTANDING SECURITIES

     The Company has authorized two classes of stock consisting of 150,000,000 authorized shares of no par value Common Stock, of which 93,514,415 shares were outstanding at February 27, 1998, and 30,000,000 authorized shares of no par value Preferred Stock, none of which is outstanding.

VOTING SECURITIES

     Only shareholders of record of the Company's Common Stock at the close of business on February 27, 1998, will be entitled to vote at the Annual Meeting. Each share outstanding will be entitled to one vote on each matter submitted at the Annual Meeting.

     A majority of the shares entitled to be voted at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting.

     If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the Annual Meeting. Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting is not permitted.

     Approval of selection of Coopers & Lybrand L.L.P., as independent auditors, and approval of any other matter that may be brought before the meeting require that the votes cast in favor of the matter exceed the votes cast against the matter. Votes that are withheld or shares that are not voted will have no effect on the outcome of such matters.

     There is no person known by the management of the Company to own of record or beneficially more than 5% of the outstanding voting shares of the Company.

                             ELECTION OF DIRECTORS

     At this Annual Meeting six directors are to be elected, five of whom shall hold office for the next three years, their terms expiring at the Annual Shareholders' Meeting in 2001, and one of whom shall hold office for the next two years, his term expiring at the Annual Shareholders' Meeting in 2000, or until their successors are duly elected and qualified. It is the intention of the persons named on the enclosed form of proxy to vote such proxy FOR the election of the six persons named herein unless authority to vote is withheld for all or any of the nominees. Proxies will not be voted for a greater number of persons than the number of nominees named. Each nominee has been recommended for election by the Board of Directors.

                        INFORMATION CONCERNING NOMINEES

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   P. C. BROWNING (56). Mr. Browning is President and Chief           1995
-------------------   Operating Officer of the Company, a position held since
-------------------   1996. He was Executive Vice President of the Company from
-------------------   1993 to 1996. He served as President, Chairman and Chief
-------------------   Executive Officer of National Gypsum Company (manufacturer
-------------------   and supplier of products and services used in building and
-------------------   construction), Charlotte, North Carolina, from 1990 to
-------------------   1993 and as President -- Gold Bond Division, National
                      Gypsum Company, from 1989 to 1990. Prior to 1989 he spent
                      twenty-four years with Continental Can Company, serving as
                      President of Continental's Bondware and White Cap
                      Divisions and later as the company's Executive Vice
                      President. Mr. Browning is a director of Phoenix Home Life
                      Mutual Insurance Company, Wachovia Corporation and Pelican
                      Companies, Inc.

-------------------   *F. L. H. COKER (62). Mr. Coker is retired. He was                 1964
-------------------   President and Director of Sea Corporation of Myrtle Beach,
-------------------   Inc. (private investments), Myrtle Beach, South Carolina,
-------------------   from 1983 to 1989. Until his retirement from the Company
-------------------   in 1979, Mr. Coker was Senior Vice President, a position
-------------------   held since 1976.
-------------------

---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker and of P. C.
   Coggeshall, Jr., an executive officer of the Company.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   T. C. COXE III (67). Mr. Coxe is retired. He was Senior            1982
-------------------   Executive Vice President of the Company from 1993 to 1996
-------------------   and was Executive Vice President from 1985 to 1993. Mr.
-------------------   Coxe is a director emeritus of Wachovia Bank, N.A.
-------------------
-------------------

-------------------   H. E. DELOACH, JR. (53). Mr. DeLoach is Executive Vice
-------------------   President of the Company, a position held since 1996. He
-------------------   served as Group Vice President from 1993 to 1996, Vice
-------------------   President -- Film, Plastics and Special Products from
-------------------   February 1993 to October 1993, Vice President -- High
-------------------   Density Film Products Division from 1990 to 1993, and Vice
-------------------   President -- Administration and General Counsel from 1986
-------------------   to 1990.

-------------------   B. L. M. KASRIEL (51). Mr. Kasriel is Vice Chairman and            1995
-------------------   Chief Operating Officer of Lafarge (construction materials
-------------------   group), Paris, France, a position held since 1995. He
-------------------   served as Managing Director of Lafarge Coppee from 1989 to
-------------------   1994 and as Senior Executive Vice President from 1987 to
-------------------   1989. Mr. Kasriel temporarily was detached to National
-------------------   Gypsum Company, Charlotte, North Carolina, as President
-------------------   and Chief Operating Officer from 1987 to 1989. He served
                      as Executive Vice President of Lafarge Coppee from 1982 to
                      1987. Mr. Kasriel is a director of Lafarge and Lafarge
                      Corporation.

-------------------   E. H. LAWTON, JR. (68). Mr. Lawton is President and                1968
-------------------   Director of Hartsville Oil Mill (vegetable oils
-------------------   processor), Darlington, South Carolina, a position held
-------------------   since 1962.
-------------------
-------------------

     All nominees previously have been elected to the Board of Directors by the Common Shareholders except Mr. H. E. DeLoach, Jr.

     Mr. E. C. Wall, Jr., whose term as a director would have expired and who would have been a nominee at this Annual Meeting, died unexpectedly on March 5, 1997. Mr. DeLoach has been nominated to fill the vacancy created by the death of Mr. Wall.

     Mr. DeLoach has been nominated for election by the shareholders at this Annual Meeting, to serve a two-year term which will expire at the Annual Shareholders' Meeting in 2000. His proposed term is for two years to cause the distribution of directors among the three classes to be as nearly equal as possible in future years as required by South Carolina corporate law and the Company's By-Laws. The Nominating Committee of the Board of Directors recommends Mr. DeLoach and the other five nominees for election by the shareholders.

     The Nominating Committee recommends to the Board of Directors nominees to fill vacancies on the Board as they occur and recommends candidates for election as directors at Annual Meetings of Shareholders. The committee will consider persons recommended to be nominees by shareholders upon submission in writing to the Nominating Committee of the Company of the names of such persons, together with their qualifications for service and evidence of their willingness to serve. The Company's Restated Articles of Incorporation require that nominations for any person who is not then a director of the Company, whether made by the Nominating Committee or any shareholder, be submitted to the Secretary not less than sixty days prior to the Annual Meeting for which such nominations are made.

     Members of the Board of Directors whose terms of office will continue until the Annual Shareholders' Meeting in 1999 are:

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   C. J. BRADSHAW (61). Mr. Bradshaw is President and                 1986
-------------------   Director of Bradshaw Investments, Inc. (private
-------------------   investments), Georgetown, South Carolina, a position held
-------------------   since 1986. He served as President and Chief Operating
-------------------   Officer of Transworld Corporation, New York, New York,
-------------------   from 1984 to 1986 and Chairman of the Board and Chief
-------------------   Executive Officer of Spartan Food Systems, Inc.,
-------------------   Spartanburg, South Carolina, from 1961 to 1986. Mr.
                      Bradshaw is a director of Wachovia Bank, N.A.

-------------------   R. J. BROWN (63). Mr. Brown is Founder, Chairman and Chief         1993
-------------------   Executive Officer of B&C Associates, Inc. (management
-------------------   consulting, marketing research and public relations firm),
-------------------   High Point, North Carolina, a position held since 1973. He
-------------------   is a director of First Union Corporation, Duke Energy
-------------------   Corporation and Republic Industries, Inc.
-------------------

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   *J. L. COKER (57). Mr. Coker is President of JLC                   1969
-------------------   Enterprises (private investments), Stonington,
-------------------   Connecticut, a position held since 1979. He was Secretary
-------------------   of the Company from 1969 to 1995 and was President of
-------------------   Sonoco Limited, Canada, from 1972 to 1979.
-------------------
-------------------

-------------------   PAUL FULTON (63). Mr. Fulton is Chief Executive Officer, a         1989
-------------------   position held since 1997, and Director of Bassett
-------------------   Furniture Industries, Inc., Bassett, Virginia. He served
-------------------   as Dean of The Kenan-Flagler Business School, The
-------------------   University of North Carolina, Chapel Hill, North Carolina,
-------------------   from 1994 until 1997. He was President of Sara Lee
-------------------   Corporation (manufacturer and marketer of consumer
-------------------   products), Chicago, Illinois, from 1988 through 1993. He
                      served as Executive Vice President from 1987 to 1988 and
                      as Senior Vice President of Sara Lee Corporation and
                      President of the Hanes Group of Sara Lee Corporation from
                      1981 to 1986. Mr. Fulton is a director of NationsBank
                      Corporation, Cato Corporation, Hudson Bay Corporation, and
                      Lowes Companies, Inc.

-------------------   H. L. MCCOLL, JR. (62). Mr. McColl is Chief Executive              1972
-------------------   Officer and Director of NationsBank Corporation,
-------------------   Charlotte, North Carolina, and Chief Executive Officer of
-------------------   each of its subsidiary banks. He has served as Chief
-------------------   Executive Officer of NationsBank Corporation since 1983.
-------------------   Mr. McColl is a director of CSX Corporation, Ruddick
-------------------   Corporation, Jefferson-Pilot Corporation, and
-------------------   Jefferson-Pilot Life Insurance Company.

---------------
 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker and of P. C. Coggeshall, Jr., an executive officer of the Company.

     Members of the Board of Directors whose terms of office will continue until the Annual Shareholders' Meeting in 2000 are:

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   *C. W. COKER (64). Mr. Coker is Chairman and Chief                 1962
-------------------   Executive Officer of the Company. He was President of the
-------------------   Company from 1970 to 1990 and was reappointed President in
-------------------   1994, serving until 1996, while maintaining the title and
-------------------   responsibility of Chairman and Chief Executive Officer.
-------------------   Mr. Coker is a director of NationsBank Corporation,
-------------------   Springs Industries, Inc., Sara Lee Corporation, and
-------------------   Carolina Power and Light Company.

-------------------   A. T. DICKSON (66). Mr. Dickson is Chairman and Director           1981
-------------------   of Ruddick Corporation (diversified holding company),
-------------------   Charlotte, North Carolina, a position held since 1994. He
-------------------   served as President of Ruddick Corporation from 1968 to
-------------------   1994. Mr. Dickson is a director of Lance, Inc.,
-------------------   NationsBank Corporation and Bassett Furniture Industries,
-------------------   Inc.
-------------------

-------------------   R. E. ELBERSON (69). Mr. Elberson is a retired executive           1985
-------------------   officer and director of Sara Lee Corporation (manufacturer
-------------------   and marketer of consumer products), Chicago, Illinois. He
-------------------   served as Vice Chairman of Sara Lee Corporation from 1986
-------------------   to 1989 and as President and Chief Operating Officer from
-------------------   1983 to 1986. Mr. Elberson is a director of W. W.
-------------------   Grainger, Inc.
-------------------

---------------

 * C. W. Coker and F. L. H. Coker are brothers and are first cousins of J. L. Coker and of P. C.
   Coggeshall, Jr., an executive officer of the Company.

                            NAME, AGE, PRINCIPAL OCCUPATION FOR LAST FIVE            SERVED AS A
                            YEARS AND DIRECTORSHIPS IN PUBLIC CORPORATIONS          DIRECTOR SINCE
                            ----------------------------------------------          --------------
-------------------   J. C. FORT (71). Mr. Fort is retired. He was Senior Vice           1969
-------------------   President of the Company from 1986 to 1987 and Senior Vice
-------------------   President -- International Group from 1983 to 1986.
-------------------
-------------------
-------------------

-------------------   DONA DAVIS YOUNG (44). Mrs. Young is Executive Vice                1995
-------------------   President -- Individual Insurance, General Counsel and
-------------------   Secretary of the Board of Directors of Phoenix Home Life
-------------------   Mutual Insurance Company, Hartford, Connecticut, positions
-------------------   held since 1995. She served as Executive Vice
-------------------   President -- Individual Sales and Marketing and General
-------------------   Counsel from 1994 to 1995, Senior Vice President and
-------------------   General Counsel from 1989 to 1994, Vice President and
                      Assistant General Counsel from 1987 to 1989, and Second
                      Vice President and Insurance Counsel from 1985 to 1987.

                                BOARD COMMITTEES

     During 1997 the Board of Directors held four regularly scheduled meetings and two special meetings to review significant developments affecting the Company and to act on matters requiring Board approval. To assist it in the discharge of its responsibilities, the Board has established six committees:

    COMMITTEE                                                     CURRENT           NUMBER OF
      NAME                         PURPOSE                        MEMBERS         1997 MEETINGS
-----------------  ---------------------------------------  --------------------  -------------
Audit Committee    Responsible for the scope of both        B. L. M. Kasriel --      3
                   internal and external audit programs     Chairperson
                   in order to fully protect assets of      C. J. Bradshaw
                   protect assets of the Company.           R. J. Brown
                                                            J. C. Fort
                                                            Paul Fulton
                                                            D. D. Young


Executive          Responsible for establishing and         A. T. Dickson --         5
Compensation       maintaining officer-level salaries       Chairperson
Committee          and administering executive              C. J. Bradshaw
                   compensation plans.                      R. E. Elberson
                                                            Paul Fulton
                                                            B. L. M. Kasriel
                                                            E. H. Lawton, Jr.
                                                            D. D. Young


Nominating         Responsible for recommending to the      F. L. H. Coker --        2
Committee          directors qualified candidates to fill   Chairperson
                   vacancies on the Board.                  J. L. Coker
                                                            R. E. Elberson
                                                            J. C. Fort
                                                            E. H. Lawton, Jr.
                                                            H. L. McColl, Jr.

Finance Committee  Responsible for evaluating the           H. L. McColl, Jr. --     2
                   Company's financial status,              R. J. Brown
                   advising corporate Chairperson           F. L. H. Coker
                   management and the full Board on         J. L. Coker
                   financial matters and reviewing          T. C. Coxe III
                   the Company's long-term                  A. T. Dickson
                   financial requirements and plans.

    COMMITTEE                                                     CURRENT           NUMBER OF
      NAME                         PURPOSE                        MEMBERS         1997 MEETINGS
-----------------  ---------------------------------------  --------------------  -------------
Executive          Empowered to exercise all of the         P. C. Browning           3
Committee          authority of the Board of Directors      C. W. Coker
                   between regularly scheduled meetings,    A. T. Dickson
                   except as limited by South Carolina      E. H. Lawton, Jr.
                   law.                                     H. L. McColl, Jr.


Employee/Public    Responsible for reviewing and            D. D. Young --           1
Responsibility     evaluating the Company's effectiveness   R. J. Brown
Committee          in dealing Chairperson with issues       J. L. Coker
                   such as diversity, safety, morale,       T. C. Coxe III
                   charitable contributions, and legal      R. E. Elberson
                   matters.                                 E. H. Lawton, Jr.




     During 1997 all directors attended 75% or more of the aggregate number of meetings of the Board and committees.

            SECURITY OWNERSHIP OF MANAGEMENT AS OF DECEMBER 31, 1997

                                                                                   COMMON STOCK
                                                                                BENEFICIALLY OWNED
                                                                             -------------------------
          NAME                               POSITION                        NUMBER(1)   PERCENTAGE(2)
------------------------  -----------------------------------------------    ---------   -------------
C. J. Bradshaw            Director                                              27,924
R. J. Brown               Director                                               6,636
F. L. H. Coker            Director                                           1,198,969       1.25
J. L. Coker               Director                                             268,274
T. C. Coxe III            Director                                             354,046
A. T. Dickson             Director                                              68,180
R. E. Elberson            Director                                              35,980
J. C. Fort                Director                                           1,141,420       1.19
Paul Fulton               Director                                              14,021(3)
B. L. M. Kasriel          Director                                               4,105
E. H. Lawton, Jr.         Director                                             716,750(4)
H. L. McColl, Jr.         Director                                              25,616(5)
D. D. Young               Director                                               7,400
C. W. Coker               Chairman, Chief Executive Officer and Director     1,593,962       1.65
P. C. Browning            President, Chief Operating Officer and Director      324,816
H. E. DeLoach, Jr.        Executive Vice President                             375,688(6)
H. J. Moran               Executive Vice President                             230,889
F. T. Hill, Jr.           Vice President and Chief Financial Officer           178,352

All Executive Officers and Directors (29 persons)                            7,515,730(7)    7.67

---------------

(1) Shareholdings represent the number of shares beneficially owned, directly or indirectly, by each director and named executive officer as of December 31, 1997. The number includes shares subject to currently exercisable options, granted by the Company under the 1983 Key Employee Stock Option Plan (the "1983 Plan"), the 1991 Key Employee Stock Plan (the "1991 Plan") and the 1996 Non-Employee Directors' Stock Plan (the "1996 Plan"), for the following directors and named executive officers: C. W. Coker -- 578,035;
      P. C. Browning -- 323,965; H. E. DeLoach, Jr. -- 89,230; H. J. Moran --
      178,900; F. T. Hill, Jr. -- 131,035; T. C. Coxe III -- 77,755; and each other listed director -- 4,000 shares each, except R. J. Brown -- 4,637 shares and J. C. Fort -- 5,593 shares. Shareholdings do not include Restricted Stock Rights, one-third of which vested in 1997 but were deferred until retirement, granted under the 1991 Plan for the following named executive officers: C. W. Coker -- 30,211; P. C. Browning -- 22,658;
      H. E. DeLoach, Jr. -- 15,105; H. J. Moran -- 15,105; and F. T. Hill, Jr. -- 3,776. Shareholdings also do not include the remaining two-thirds Restricted Stock Rights at year-end of 60,422, 45,316, 30,211, 30,211, and 7,553, respectively.

     Also included are shares held, directly or indirectly, in the Sonoco Savings and the Dividend Reinvestment Plans but not share equivalents held in the Deferred Compensation and Restoration Plan as follows:

                                                                  DEFERRED COMPENSATION
                                          DIVIDEND                AND RESTORATION PLAN
     SONOCO SAVINGS PLAN             REINVESTMENT PLAN             (SHARE EQUIVALENTS)
-----------------------------    --------------------------    ---------------------------
T. C. Coxe III.......   1,434    F. L. H. Coker.....    304    C. J. Bradshaw.....   3,423
C. W. Coker..........   3,233    J. L. Coker........  1,931    R. J. Brown........   1,579
P. C. Browning.......     536    All Officers and              A. T. Dickson......   1,584
H. E. DeLoach, Jr....   2,421      Directors........  2,373    J. C. Fort.........   6,671
H. J. Moran..........   2,145                                  E. H. Lawton, Jr...   5,375
F. T. Hill, Jr. .....   2,544                                  H. L. McColl, Jr...   7,244
All Officers and                                               D. D. Young........   3,100
  Directors..........  37,872                                  C. W. Coker........   7,102
                                                               P. C. Browning.....   2,156
                                                               H. E. DeLoach, Jr..   3,118
                                                               H. J. Moran........   2,452
                                                               F. T. Hill, Jr....    1,291
                                                               All Officers and
                                                                 Directors.......   51,306

     Shareholdings do not include the awards listed in the Long-Term Incentive Plans -- Awards in Last Fiscal Year table shown on Page 19.

(2) Percentages not shown are less than 1%.

(3) Includes 461 shares of Common Stock owned by Mrs. Fulton. Mr. Fulton disclaims beneficial ownership of these shares.

(4) Includes 611,327 shares of Common Stock owned by trusts for which Mr. Lawton is trustee. Mr. Lawton has no pecuniary interest in these trusts and disclaims beneficial ownership of these shares.

(5) Includes 10,802 shares of Common Stock owned by Mrs. McColl. Mr. McColl disclaims beneficial ownership of these shares.

(6) Includes 252,197 shares of Common Stock owned by trusts for which Mr. DeLoach is trustee. Mr. DeLoach has no pecuniary interest in these trusts and disclaims beneficial ownership of these shares.

(7) Includes 2,176,651 shares of Common Stock which the executive officers and the non-employee directors have a right to acquire pursuant to options granted by the Company under the 1983, the 1991 and the 1996 Plans.

           EXECUTIVE COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS

     The Executive Compensation Committee of the Board of Directors (the "Committee") is responsible for setting the remuneration levels for executives of the Company. It also oversees the Company's various executive compensation plans, as well as the overall management compensation program. Additionally, the Committee reviews and plans for top management succession and reviews executive job performance. The Committee periodically evaluates the Company's executive compensation program in terms of appropriateness, including competitive positioning relative to other companies' practices. The Committee obtains independent and impartial advice from external compensation consulting firms in order to maintain objectivity in executing its responsibilities. The Committee met five times during 1997 and had met once in 1998 as of the printing of this report.

PHILOSOPHY

     The executive compensation program has been designed to attract, motivate, reward, and retain senior management by providing competitive total compensation opportunities based on performance, teamwork and the creation of shareholder value. The program currently consists of salary, annual cash bonus awards, annual stock options, periodic contingent share awards, perquisites, and employee benefits.

     In order to determine competitive compensation levels, the Company participates in a number of surveys conducted by independent consulting firms. In these surveys executive compensation levels are developed by looking at large numbers of similar positions across American industry and reflect adjustments based on company revenues. The Dow Jones Containers & Packaging Group Index ("Index"), which includes the Company, was used in the five-year shareholder return performance graph that appears on Page 17. The companies in this Index also are included, as available, among the companies whose survey data is used in the Company's compensation studies. From time to time the Company contracts with independent consulting firms to perform customized compensation studies of companies in its industry group and/or of companies having similar long-term financial performance results.

     The total compensation package for executives for 1997 was structured to be competitive with the third quartile total pay practices for executives of other large corporations if challenging annual financial targets and corresponding longer-term increases in shareholder value were achieved. The base salary midpoints were targeted to be at the median of surveyed market rates. Incentive compensation, consisting of annual cash bonuses, annual stock options awards and periodic contingent share awards, was targeted at above-median competitive levels. These awards provided opportunities to motivate and reward executives for exceptional performance. Executive perquisites were limited and provided a lower benefit than the market median. The benefits program for executives provided a benefit that was somewhat higher than the market median. This benefits program, in particular the retirement and life insurance plans, was designed to enhance retention of executives until normal retirement age.

     The Committee has taken, and it intends to continue to take, steps necessary to assure the federal tax deductibility of compensation realized by senior executives. However, to the extent that such steps would not be practical or would not be consistent with the Committee's compensation objectives, there is the possibility that future compensation, in some circumstances, may not meet tax deductibility requirements.

     Following is a discussion of elements of the executive compensation program, along with a description of the decisions and actions taken by the Committee with regard to 1997 compensation. Also included is a specific discussion of the decisions regarding Mr. Coker's compensation for performing the duties of Chairman and Chief Executive Officer ("CEO"). The tables and accompanying narrative and footnotes which follow this report reflect the decisions covered by the discussions below.

SALARY

     The Company's salary ranges and resulting salaries are based on a relative valuing of the duties and responsibilities of each position. The Committee reviews the base salaries of all senior executives on an annual basis.

     Merit salary increases are based on consideration of each executive's performance and position in his or her salary range. Promotional salary increases are awarded to recognize increased responsibilities and accountabilities. The Committee used these criteria to determine salary adjustments for each of the executive officers, including Mr. Coker, whose most recent increase was effective June 1, 1997.

ANNUAL BONUS AWARDS

     The Company has a bonus plan which for 1997 provided for cash incentive opportunities based upon achievement of pre-determined annual financial performance goals, as well as attainment of key individual strategic and operational objectives. The purpose of this plan is to link a significant portion of executive pay to both the Company's operating performance for the year and to critical issues affecting the long-term health of the Company.

     Financial performance goals were weighted from 73% to 100% of total bonus opportunity. For senior executives with corporate responsibility, the plan's financial goals were based on corporate earnings per share from ongoing operations. For executives with business unit responsibility, one half of the bonus opportunity available for financial performance was based on corporate earnings per share, and the remainder was based on business unit profit before interest and taxes.

     The key strategic and operational objectives for 1997, which were weighted from 0% to 27% of total bonus opportunity, varied by individual and included employee safety, Vision 2000 goals, customer satisfaction, business development, strategic acquisitions, technology innovation, management succession and employee development, process improvement, total quality management, and environmental protection.

     On February 3, 1998, the Committee reviewed and approved the 1997 annual bonus awards for executive officers. Initial bonus amounts were assigned to each executive officer (except Messrs. Coker, Browning, DeLoach, and Moran) based on the scoring of financial goal attainment and subjective evaluations of how well the personalized objectives were met. In some cases the Committee used additional discretion based on its assessment of individual performance and internal equity in the determination of final bonus amounts. Mr. Coker's bonus, which reflects the Committee's assessment of his contribution and efforts in 1997, is shown under the "Bonus" caption in the Summary Compensation Table on Page 18. In setting the amount the Committee considered, in addition to the record level of earnings per share (excluding the one-time asset impairment charge), his performance in leading the Company and his role in establishing strategic initiatives and implementing operational plans. The amount of Mr. Coker's bonus was less than the maximum that could have been paid under the earnings per share schedule adopted for him by the Committee in early 1997. Messrs. Browning, DeLoach and Moran's bonus awards also were determined in the same manner as Mr. Coker's bonus award.

STOCK OPTIONS

     In 1997 Mr. Coker, the executive officers and other key management employees were granted options to purchase shares of Common Stock by the Committee under a plan which previously had been approved by the Company's shareholders. The price of these options was set at the prevailing market price on the date the options were awarded. Accordingly, these options will be valuable to the recipients only if the market price of Company stock increases. Stock option awards, annual cash bonus opportunities and periodic long-term contingent share awards are the Company's performance-based compensation elements. The level of the combined award opportunities for Mr. Coker reflects third quartile competitive total annual incentive compensation opportunities for similar CEO positions as reported by the independent consulting firms. Stock option awards for Mr. Coker and the four other named officers are included in the Summary Compensation Table on Page 18 under the caption "Number of Securities Underlying Options Granted" and in the Option Grants in Last Fiscal Year table on Page 20.

OTHER

     On September 2, 1997, the Committee granted one-time awards of contingent share units to twenty-five executives, including Mr. Coker and the four other executive officers named in the Summary Compensation Table. These awards, consisting of performance-based restricted shares of Common Stock, were granted to provide corporate and business unit managers with an additional compensation opportunity which can be realized only if targeted creation of shareholder value also is achieved. The number of restricted shares granted was based on the Committee's judgment as to the appropriate size of an award, given its intent, and the individual's current salary level. Any shares disbursed as a part of this program will be funded from shares allocated in the 1991 Key Employee Stock Plan and, in order to minimize dilution, will consist entirely of previously-issued shares that are acquired by the Company and retired or canceled.

     The award to Mr. Coker reflects the Committee's recognition of his excellent contributions and outstanding leadership in the development of strategic direction and succession plans for the Company. The awards to Mr. Coker and the other participants also are intended to reward achievement of above-average shareholder returns. As described in more detail on Page 19, awards will vest depending on stock price performance during the last 24 months of the four-year performance period. Except for death, disability or retirement other than for cause, termination of a participant's employment prior to the end of the performance period will result in forfeiture of an award.

            A. T. Dickson (Chairman) C. J. Bradshaw R. E. Elberson Paul Fulton B. L. M. Kasriel E. H. Lawton, Jr. D. D. Young

                        COMPARATIVE COMPANY PERFORMANCE

     The following line graph compares cumulative total shareholder return for the Company with the cumulative total return of the S&P 500 Stock Index and a nationally recognized industry index, the Dow Jones Containers & Packaging Group (which includes the Company), from December 31, 1992, through December 31, 1997.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
             AMONG SONOCO PRODUCTS COMPANY, THE S&P 500 STOCK INDEX
                AND THE DOW JONES CONTAINERS & PACKAGING GROUP**

                                                           DOW JONES
        MEASUREMENT PERIOD            S&P 500 STOCK      CONTAINERS &      SONOCO PRODUCTS
      (FISCAL YEAR COVERED)               INDEX         PACKAGING GROUP        COMPANY
1992                                              100                100                100
1993                                              110                 96                 94
1994                                              112                 95                 96
1995                                              153                103                124
1996                                              189                130                125
1997                                              252                150                172

ASSUMES $100 INVESTED ON DECEMBER 31, 1992, IN SONOCO PRODUCTS COMPANY COMMON STOCK, THE S&P 500 STOCK INDEX AND THE DOW JONES CONTAINERS & PACKAGING GROUP.

 * TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
** FISCAL YEAR ENDING DECEMBER 31

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                               AWARDS(2)
                                                                              ------------
                                              ANNUAL COMPENSATION              NUMBER OF
                                    ---------------------------------------    SECURITIES
                                                                 OTHER         UNDERLYING
                                                                ANNUAL          OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY      BONUS      COMPENSATION(1)    GRANTED(3)    COMPENSATION(4)
---------------------------  ----   --------   ----------   ---------------   ------------   ---------------
C. W. Coker                  1997   $723,334   $  870,000       $60,165         100,000         $220,353
  Chairman and               1996    679,173      870,827        51,852          75,000          206,934
  Chief Executive Officer    1995    634,169    1,000,000        44,693          79,275          184,878

P. C. Browning               1997    567,496      600,000           -0-         100,000          102,600
  President and              1996    535,414      540,000           -0-         100,000          104,598
  Chief Operating Officer    1995    466,791      600,000           -0-          40,215           72,792

H. E. DeLoach, Jr.           1997    373,666      400,000        15,799          30,000           43,921
  Executive Vice President   1996    354,087      325,000        13,700          25,000           43,821
                             1995    309,585      340,415        11,885          23,835           44,762

H. J. Moran                  1997    373,666      375,000           -0-          30,000           75,477
  Executive Vice President   1996    353,837      325,000           -0-          25,000           73,156
                             1995    307,000      338,000           -0-          23,835           63,473

F. T. Hill, Jr.              1997    278,750      240,000           696          25,000           22,831
  Vice President and         1996    259,999      210,000           630          15,000           21,789
  Chief Financial Officer    1995    218,997      225,008           570          16,170           17,928

---------------

(1) None of the executive officers received perquisites or personal benefits which totaled the lesser of $50,000 or 10% of their respective salary plus bonus payments. Amounts in this column represent the above-market portion of interest credits on previously-earned compensation for which payment has been deferred.

(2) The number and dollar value of restricted stock rights held, including the target contingent share units disclosed in the Long-Term Incentive
    Plans -- Awards in Last Fiscal Year table on Page 19 and dividend equivalents, based on the closing stock price on December 31, 1997, of $34.6875 per share were: C. W. Coker -- 123,260 shares ($4,275,581); P. C.
    Browning -- 95,587 shares ($3,315,674); H. E. DeLoach, Jr. -- 50,320 shares
    ($1,745,475); H. J. Moran -- 50,320 shares ($1,745,475); and F. T. Hill,
    Jr. -- 22,634 shares ($785,117).

(3) Number of securities covered by 1995 grants adjusted to reflect the 5% stock dividend paid June 9, 1995.

(4) All other compensation for 1997 consisted of the following components:

                                        COMPANY CONTRIBUTIONS AND
                     SPLIT-DOLLAR    ACCRUALS TO DEFINED CONTRIBUTION
       NAME         LIFE INSURANCE         RETIREMENT PLANS(2)
------------------  --------------   --------------------------------
C. W. Coker            $172,527(1)               $47,826
P. C. Browning           69,376                   33,224
H. E. DeLoach, Jr.       22,961                   20,960
H. J. Moran              54,516                   20,961
F. T. Hill, Jr.           8,168                   14,663

     ---------------

     (1) Includes additional insurance purchased for Mr. Coker during 1992 in exchange for cancellation of stock options that, at the time of the transaction, had a market price gain of $497,875.

     (2) Comprised of contributions to the Sonoco Savings Plan and accruals to individual accounts in the Company's Omnibus Benefit Restoration Plan in order to keep employees whole with respect to Company contribution amounts that were limited by tax law.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                     PERFORMANCE OR       ESTIMATED FUTURE PAYOUTS UNDER
                                      OTHER PERIOD          NON-STOCK PRICE-BASED PLANS
                       NUMBER OF    UNTIL MATURATION   -------------------------------------
       NAME           SHARE UNITS      OR PAYOUT       THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
------------------    -----------   ----------------   ------------   ---------   ----------
C. W. Coker             125,000     9/2/97-9/1/01         31,250       62,500       125,000
P. C. Browning          100,000     9/2/97-9/1/01         25,000       50,000       100,000
H. E. DeLoach, Jr.       40,000     9/2/97-9/1/01         10,000       20,000        40,000
H. J. Moran              40,000     9/2/97-9/1/01         10,000       20,000        40,000
F. T. Hill, Jr.          20,000     9/2/97-9/1/01          5,000       10,000        20,000

     Awards are made in the form of contingent Company share units. The vesting of awards is tied to growth in share price over a four-year period as described in the Compensation Committee's Report on Page 16. Threshold vesting is earned if the share price is $47.375; target vesting is earned if the share price is $51.875, and maximum vesting is earned if the share price is $56.625. None of the stock units will vest if the minimum share price growth objective (threshold) is not achieved. Dividend equivalents with respect to such shares are automatically reinvested in additional stock units, subject to vesting conditions described above.

                    OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES
          AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END VALUES

                                                        NUMBER OF SHARES
                                                           UNDERLYING                   VALUE OF UNEXERCISED
                      NUMBER OF                        UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS
                       SHARES                            AS OF 12/31/97                   AS OF 12/31/97(2)
                     ACQUIRED ON       VALUE       ---------------------------    ---------------------------------
       NAME           EXERCISE      REALIZED(1)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE(3)   UNEXERCISABLE(4)
-------------------  -----------    -----------    -----------   -------------    --------------   ----------------
C. W. Coker            -0-           $    -0-        478,035        100,000         $6,604,633         $818,750
P. C. Browning         40,000         437,024        223,965        100,000          2,504,837          818,750
H. E. DeLoach, Jr.     23,835         299,284         59,230         30,000            573,065          245,625
H. J. Moran            -0-                -0-        148,900         30,000          2,126,955          245,625
F. T. Hill, Jr.        -0-                -0-        106,035         25,000          1,499,801          204,688

---------------

(1) The difference between the exercise price paid and the value of the acquired shares based on the closing price of the Company's stock on the exercise date.

(2) Based on $34.6875 per share, the December 31, 1997, closing price.

(3) Based on exercise prices ranging from $10.00 to $27.00 per share.

(4) Based on an exercise price of $26.50 per share.

                       OPTION GRANTS IN LAST FISCAL YEAR
                            1997 STOCK OPTION GRANTS

                           INDIVIDUAL GRANTS
-----------------------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                    NUMBER OF    % OF TOTAL                                 AT ASSUMED ANNUAL RATES OF
                    SECURITIES     OPTIONS                                   STOCK PRICE APPRECIATION
                    UNDERLYING   GRANTED TO     EXERCISE                    FOR 10-YEAR OPTION TERM(2)
                     OPTIONS      EMPLOYEES       PRICE      EXPIRATION   -------------------------------
       NAME         GRANTED(1)     IN 1997     (PER SHARE)      DATE      5% ($43.1657)    10% ($68.7342)
------------------  ----------   -----------   -----------   ----------   --------------   --------------
C. W. Coker          100,000         8.6         $26.50       2/5/2007    $    1,666,571   $    4,223,418
P. C. Browning       100,000         8.6          26.50       2/5/2007         1,666,571        4,223,418
H. E. DeLoach, Jr.    30,000         2.6          26.50       2/5/2007           499,971        1,267,025
H. J. Moran           30,000         2.6          26.50       2/5/2007           499,971        1,267,025
F. T. Hill, Jr.       25,000         2.2          26.50       2/5/2007           416,643        1,055,855
Comparable gain in shareholder value for the 89,960,634 shares
  outstanding as of February 5, 1997, the grant date.                     $1,499,256,938   $3,799,415,408

---------------

(1) These options were granted on February 5, 1997, at the closing market price, became exercisable on February 5, 1998, and were granted for a period of ten years, subject to earlier expiration in certain events related to termination of employment. The exercise price can be paid by cash or by the delivery of previously-owned shares. Tax obligations also can be paid by an offset of the underlying shares.

(2) The amounts in these columns are the result of calculations based on the assumption that the market price of the Common Stock will appreciate in value from the date of grant to the end of the ten-year option term at the rates of 5% and 10% per year. The 5% and 10% annual appreciation assumptions are required by the Securities and Exchange Commission; they are not intended to forecast possible future appreciation, if any, of the Company's stock price.

                                 PENSION TABLE

     Named executive officers participate in a non-contributory defined benefit program which provides for a maximum annual lifetime retirement benefit equal to 60% of final average compensation, computed as a straight life annuity, based on the highest three of the last seven calendar years. In order to receive the full benefit the executive must have at least 15 years of service and retire no earlier than age 65. Eligible spouses (married one year or longer at the executive's retirement date) receive survivor benefits at a rate of 75% of the benefit paid to the executives. The total benefit provided by the Company is offset by 100% of primary U.S. Social Security.

                        AGE 65 RETIREMENT
                         YEARS OF SERVICE
     FINAL        ------------------------------
    AVERAGE                              15 OR
COMPENSATION(1)      5          10      MORE(2)
---------------   --------   --------   --------
  $  300,000      $ 60,000   $120,000   $180,000
     400,000        80,000    160,000    240,000
     500,000       100,000    200,000    300,000
     600,000       120,000    240,000    360,000
     700,000       140,000    280,000    420,000
     800,000       160,000    320,000    480,000
     900,000       180,000    360,000    540,000
   1,000,000       200,000    400,000    600,000
   1,100,000       220,000    440,000    660,000
   1,200,000       240,000    480,000    720,000
   1,300,000       260,000    520,000    780,000
   1,400,000       280,000    560,000    840,000
   1,500,000       300,000    600,000    900,000
   1,600,000       320,000    640,000    960,000

---------------

(1) Final average compensation includes salary and bonus. Age, years of service and final average compensation as of December 31, 1997, for the named officers are as follows:

                          YEARS OF   FINAL AVERAGE
       NAME         AGE   SERVICE    COMPENSATION
------------------  ---   --------   -------------
C. W. Coker         64       40       $1,532,971
P. C. Browning      56        4        1,023,316
H. E. DeLoach, Jr.  53       12          644,420
H. J. Moran         65       37          638,499
F. T. Hill, Jr.     45       18          446,619

(2) Years of service beyond fifteen do not provide for any additional benefit.

                            DIRECTORS' COMPENSATION

     Employee directors receive no additional compensation for their services as members of the Board of Directors. Effective July 1, 1995, non-employee directors were paid a $10,000 quarterly retainer fee, and a $1,000 attendance fee for special meetings. On April 1, 1997, the quarterly retainer fee was increased to $10,500.

     On an annual basis directors are able to elect to defer part or all of their retainer and special meeting fees. Directors can choose to have their deferrals earn interest credits at a market rate or be treated as if invested in equivalent units of Common Stock (which are credited with reinvested dividend equivalents). Alternatively, directors can elect to receive, in lieu of part or all of their compensation, stock options under the 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"). For each one dollar of foregone compensation, the director will receive an at-the-money option covering four dollars of Common Stock. During 1997 three directors received the following number of stock options for foregone compensation: R. J. Brown -- 2,392 shares;
J. C. Fort -- 5,839 shares; and B. L. M. Kasriel -- 2,758 shares.

     Under the Directors' Plan, at the first regularly scheduled meeting of the Board of Directors during a calendar year, each non-employee director, who is then currently serving as such, is granted a stock option at 100% of the fair market value covering 2,000 shares of Common Stock. Any person who subsequently becomes a non-employee director also receives an at-the-money stock option with the number of shares reduced 25% for each elapsed full quarter of the calendar year during which such person has not served as a non-employee director. During 1997 each non-employee director received an option covering 2,000 shares.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. A. T. Dickson, C. J. Bradshaw, R. E. Elberson, Paul Fulton, B. L.
M. Kasriel, E. H. Lawton, Jr. and Mrs. D. D. Young served on the Company's Executive Compensation Committee during the year ended December 31, 1997.

     Mr. A. T. Dickson and Mr. Paul Fulton are directors of NationsBank Corporation and Mr. C. J. Bradshaw is a director of Wachovia Bank, N.A. During the third quarter of 1996 NationsBank, N.A. served as agent to provide a five-year committed revolving line of credit for $450,000,000 to support the Company's commercial paper program and general corporate purposes. NationsBank, N.A.'s commitment to this facility is $43,000,000. Wachovia Bank, N.A.'s commitment to this facility is $37,000,000. Committed lines of credit from both banks have been in place since 1987 and have been renewed, amended, and increased or decreased according to the Company's needs. NationsBank, N.A. and Wachovia Bank, N.A. have extended other lines of credit to the Company as support for letters of credit, overdrafts and other corporate needs. They also provide treasury management services to the Company. The Company pays fees to both banks for these services and for the availability of the lines of credit, as well as interest on borrowed funds. Additionally, on February 17, 1998, the Company privately purchased 1.2 million shares of its Common Stock from NationsBanc Montgomery Securities in connection with the repurchase of the Company's Common Stock authorized by the Board of Directors in October and December 1997. All transactions were handled on a competitive basis. Management is convinced that the rates and provisions were as favorable to the Company as otherwise could have been obtained.

     Mr. H. L. McColl, Jr., an executive officer of NationsBank Corporation, is a member of the Company's Board but is not a member of the Company's Executive Compensation Committee. Mr. C. W. Coker, Chairman and Chief Executive Officer of the Company, is a member of NationsBank Corporation's Compensation Committee.

     Mr. A. T. Dickson, an executive officer of Ruddick Corporation, is a member of the Company's Compensation Committee. Mr. H. L. McColl, Jr., an executive officer of NationsBank Corporation and a director of the Company, is a director of Ruddick Corporation.

     Mr. P. C. Browning, President and Chief Operating Officer of the Company, serves as a director of Phoenix Home Life Mutual Insurance Company. Mrs. D. D. Young, an executive officer of Phoenix Home Life Mutual Insurance Company, serves on the Company's Executive Compensation Committee.

                          TRANSACTIONS WITH MANAGEMENT

     Mr. H. L. McColl, Jr. is Chief Executive Officer and Director of NationsBank Corporation. Messrs. C. W. Coker, A. T. Dickson and Paul Fulton are directors of NationsBank Corporation, and Mr. E. C. Wall, Jr., who died on March 5, 1997, was a director of NationsBank Corporation. Mr. P. C. Browning is a director of Wachovia Corporation. Mr. C. J. Bradshaw is a director of Wachovia Bank, N.A. Mr. T. C. Coxe III is a director emeritus of Wachovia Bank, N.A. See the "Compensation Committee Interlocks and Insider Participation" section above.

     Mr. R. J. Brown is a director of First Union Corporation. First Union National Bank of South Carolina provides a line of credit of $37,000,000 similar to that of Wachovia Bank, N.A. and NationsBank, N.A. to support the Company's commercial paper program and general corporate purposes. It also provides trustee services. The Company pays fees to First Union National Bank of South Carolina for the availability of the credit line and for the trustee services.

     During 1997 the Company purchased lumber from a company of which Mr. E. C. Wall, Jr., who was a director of the Company, was Chairman of the Board and more than a 10% beneficial owner. Mr. T. C. Coxe III, a director and former executive officer of the Company, also is a director of this company. The aggregate purchase price of the lumber was approximately $926,000. During the year the Company purchased pulpwood from another company of which Mr. Wall was Chairman and more than a 10% beneficial owner. The aggregate purchase price of the pulpwood was approximately $194,000.

     The Company also purchased timber during the year from a trust of which Mr.
T. C. Coxe III, a director and former executive officer of the Company, is trustee and more than a 10% beneficial owner. The aggregate purchase price of the timber was approximately $425,000.

     The Company purchased wooden pallets from a company of which Mr. J. C. Fort, a director of the Company, is more than a 10% beneficial owner. The aggregate purchase price of the pallets was approximately $586,000. The Company, in turn, sold to the same company approximately $904,000 in hardwood timbers.

     It is anticipated that the Company will continue to engage in similar business transactions with the foregoing entities in 1998.

     Management of the Company believes the prices and terms of the transactions reported above were comparable to those the Company could have obtained from unaffiliated third parties.

                        APPROVAL OF INDEPENDENT AUDITORS

     Selection of the Company's independent auditors is to be approved by the shareholders. The firm of Coopers & Lybrand L.L.P., Certified Public Accountants, has audited the books and records of the Company for many years, and the Audit Committee of the Board of Directors recommends continuing the services of this firm. Representatives of Coopers & Lybrand L.L.P. will be present and available to answer any questions that may arise at the Annual Meeting and may make a statement if they so desire.

     The Board of Directors recommends that you vote FOR the approval of the selection of Coopers & Lybrand L.L.P. as independent auditors for the Company for the current year.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission and the New York Stock Exchange.

     The Company failed to file on a timely basis one report on Form 4, due February 10, 1997, for Mr. T. C. Coxe III, former executive officer and a current director of the Company, covering an accrual for stock units and subsequent dividend equivalent rights applicable to deferred compensation issued pursuant to the Company's Deferred Compensation Plan for Officers. This accrual was reported for Mr. Coxe on his Form 4 filed May 10, 1997.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     A shareholder proposal to be presented at the next Annual Meeting must be received by the Secretary of the Company not later than November 13, 1998, in order to be included in the Company's 1999 Proxy Statement and Proxy. To be voted on at the Annual Meeting, all shareholder proposals must comply with the requirements of the Company's By-Laws.

                                 OTHER MATTERS

     As of the date of this statement management knows of no business which will be presented for consideration at the meeting other than that stated in the notice of the meeting. As to other business, if any, that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

     TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ACCOMPANYING PROXY.

                                          Charles J. Hupfer
                                          Secretary

March 13, 1998

                                                                    APPENDIX A

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                              ------------------
                                    SONOCO
                               PRODUCTS COMPANY
                              ------------------

1. Election of Directors:
   Nominees-

                               Three-Year Terms:
  P.C. Browning, F.L.H. Coker, T.C. Coxe III, B.L.M. Kasriel, E.H. Lawton, Jr.

                                 Two-Year Term:
                               H.E. DeLoach, Jr.

   [ ] For All Nominees    [ ] Withhold On All Nominees    [ ] For All Except

   NOTE: If you do not wish your shares voted "FOR" a particular nominee,mark the "FOR ALL EXCEPT" box and strike a line through that the name(s) of the nominee(s). Your shares shall be voted for the remaining nominee(s).

2. Proposal to approve the selection of Coopers & Lybrand L.L.P., Certified Public Accountants, as the independent auditors of the corporation.

                     [ ] For    [ ] Against   [ ] Abstain

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                    DIRECTORS RECOMMEND VOTING FOR 1 AND 2

Please be sure to sign and date this Proxy.          Date
                                                         ---------------------

----------------------------------         -----------------------------------
     Shareholder Sign Here                          Co-Owner Sign Here

Mark box at right if an address change or comment
has been noted on the reverse side of this card.    [ ]

DETACH CARD                                                          DETACH CARD

                            MAKE YOUR VOTE COUNT!

               Please mark this proxy card to indicate how your shares should be voted. Please sign, detach, and return the card in the enclosed postage paid envelope.

                           SONOCO PRODUCTS COMPANY



         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                           SONOCO PRODUCTS COMPANY

                 POST OFFICE BOX 160 - NORTH SECOND STREET -
                    HARTSVILLE, SOUTH CAROLINA 29551-0160

The undersigned hereby appoints Charles W. Coker, Chairman and Chief Executive Officer, or F. Trent Hill, Jr., Vice President and Chief Financial Officer, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Sonoco Products Company held of record by the undersigned on February 27, 1998, at the Annual Meeting of Shareholders to be held on April 15, 1998, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

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                    PLEASE MARK, DATE, SIGN ON REVERSE AND
                 RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
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Please sign this proxy exactly as your name(s) appear(s) herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
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HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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